UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Technology Applications International Corporation.

(Exact name of registrant as specified in its charter)

Florida	27-1116025
(State of incorporation or organization)	(IRS Employer Identification No.)

18851 N.E. 29th Avenue, Suite 700, Adventura, Florida, 33180

(Address and zip code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check the following box [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box [X]

Securities Act registration statement file number to which this form relates: 333-183683

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Registrant's Common Stock included under the caption "Description of Securities" set forth in the Prospectus, Registration No. 333-183683, filed with the Securities and Exchange Commission on September 4, 2012, as further amended from time to time collectively, the ("Registration Statement"), is incorporated herein by reference.

ITEM 2. EXHIBITS

Item 16.   Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number	Description of Exhibit	Filing

3.1	Articles of Incorporation	Filed with the SEC on January 19, 2010 as part of the Company’s Registration of Securities on Form 10-12G.
3.1(a)	Restated Articles of Incorporation	Filed with the SEC on April 18, 2011 as part of the Company’s Current Report on Form 8-K.
3.2	Bylaws	Filed with the SEC on January 19, 2010 as part of the Company’s Registration of Securities on Form 10-12G.
3.2(a)	Amended Bylaws	Filed with the SEC on April 18, 2011 as part of the Company’s Current Report on Form 8-K.
4.0	Specimen Common Stock Certificate	Filed with the SEC on January 31, 2013 as part of the Company’s Registration Statement on Form S-1/A.
4.1	Specimen Form of Unit Certificate	Filed with the SEC on January 31, 2013 as part of the Company’s Registration Statement on Form S-1/A.
4.2	Specimen Form of Warrant Certificate	Filed with the SEC on January 31, 2013 as part of the Company’s Registration Statement on Form S-1./A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

February 21, 2013

Technology Applications International Corporation, Registrant

    By: /s/ Charles J. Scimeca

    Charles J. Scimeca, President,

    Secretary, Treasurer, Chief Executive

    Officer, Chief Financial Officer, and

    Principal Accounting Officer